UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	REPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of J. David Enloe, Jr.

On December 15, 2020, the Board of Directors (the “Board”) of Recro Pharma, Inc. (the “Company”) appointed Mr. J. David Enloe, Jr. to succeed Gerri Henwood as the Company’s President and Chief Executive Officer. On December 16, 2020, the Board appointed Mr. Enloe to serve as a Class II member of the Board. In connection with Mr. Enloe’s appointment as President and Chief Executive Officer, Ms. Henwood resigned, effective December 15, 2020, from her position as the Company’s President and Chief Executive Officer. Ms. Henwood will continue to serve as a Class III member of the Board. As a Class II director, Mr. Enloe will serve until the earlier of (a) the Company’s 2022 annual meeting of shareholders or (b) his death, resignation, or removal.

Mr. Enloe, age 57, served as President and Chief Executive Officer of Ajinomoto Bio-Pharma Services (“Ajinomoto”), a global, fully integrated CDMO from, December 2013 to December 2020. Before joining Ajinomoto, Mr. Enloe served as the Head of the Viral Therapeutics Business Unit, at Lonza Group AG, a Swiss multinational chemicals and biotechnology company, which unit was the result of Lonza’s acquisition of Vivante GMP Solutions, a gene therapy CDMO, that Mr. Enloe founded in June 2009 and where he served as President and CEO until its sale to Lonza AG. Before joining Vivante, Mr. Enloe spent 14 years with biotech company, Introgen Therapeutics, joining as its first employee in 1995 and spending several years as Senior Vice President and COO before ultimately being named President and CEO. Mr. Enloe received a Bachelor of Business Administration, Accounting from the University of Texas at Austin. He is a Certified Public Accountant and started his career in public accounting with Arthur Andersen & Co.

No family relationships exist between Mr. Enloe and any of the Company’s directors or other executive officers. There are no arrangements or understandings between Mr. Enloe and any other person pursuant to which Mr. Enloe was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Enloe had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

On December 15, 2020, in connection with Mr. Enloe’s appointment and pursuant to the employment agreement described below, Mr. Enloe was granted 217,822 restricted stock units and an option to purchase 194,175 shares of the Company’s common stock as an inducement material to his acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4) (the “CEO Inducement Grant”). With regard to the restricted stock units, 19,802 will vest in full on December 15, 2021; 132,013 will vest in four equal annual installments beginning on December 15, 2021; and 66,007 will vest upon the achievement of certain performance-based milestones determined by the Compensation Committee of the Company, in each case subject to Mr. Enloe’s continued service with the Company through the applicable vesting date. The options will vest in equal monthly installments over 48 months, beginning on January 15, 2021, subject to Mr. Enloe’s continued service with the Company through the applicable vesting date. The options have an exercise price of $3.03 per share of the Company common stock and will expire on December 15, 2030.

Employment Agreements of David Enloe and Ryan Lake

Mr. Enloe

The Company entered into an employment agreement, dated December 15, 2020, with Mr. Enloe (the “Enloe Employment Agreement”). Pursuant to the Enloe Employment Agreement, Mr. Enloe is entitled to a base salary of $550,000 and received the CEO Inducement Award. Commencing with the 2021 calendar year, Mr. Enloe will qualify to participate in the Company’s annual incentive bonus program and will be eligible for an annual equity award. Mr. Enloe’s target annual bonus opportunity will be 60% of his base salary each year.

Mr. Lake

In addition, Ryan Lake, who has served as the Company’s Chief Financial Officer since January 2018, also entered into an employment agreement with the Company on December 15, 2020 (the “Lake Employment Agreement” and together with the Enloe Employment Agreement, the “Employment Agreements”). Since the spin-off in November 2019 of the Company’s former affiliate, Baudax Bio, Inc. (“Baudax”), Mr. Lake has provided services to both Baudax and the Company. Mr. Lake will provide transition services to Baudax until a new chief financial officer is appointed.

Pursuant to the Lake Employment Agreement, Mr. Lake is entitled to a base salary of $425,000 and received, on December 15, 2020, 118,812 restricted stock units and an option to purchase 116,505 shares of common stock of the Company. With regard to the restricted stock units, 79,208 will vest in four equal annual installments beginning on December 15, 2021; and 39,604 will vest upon the achievement of certain performance-based milestones determined by the Compensation Committee of the Company, in each case subject to Mr. Lake’s continued service with the Company through the applicable vesting date. The options will vest in equal monthly installments over 48 months, beginning on January 15, 2021, subject to Mr. Lake’s continued service with the Company through the applicable vesting date. The options have an exercise price of $3.03 per share of the Company’s common stock and will expire on December 15, 2030.

In the event of a termination of either executive’s employment by the Company without Cause (as defined in the Employment Agreements), or if either executive resigns from employment with Good Reason during the twelve (12) months after a Change of Control (as those terms are defined in the Employment Agreements), the Company shall pay or provide severance to the executive as follows: (i) accrued by unpaid base salary, vacation and paid time off, bonus or expense reimbursement (the “Accrued Benefits”); (ii) a pro-rata annual bonus in respect of the fiscal year in which the effective date of termination occurs, determined based on actual performance and paid at the same time it would have otherwise been paid absent termination, (iii) continuation of base salary and health benefits for a period of eighteen (18) months in the case of Mr. Enloe and twelve (12) months in the case of Mr. Lake, from the effective date of termination, and (iv) outplacement services which shall not exceed $25,000.

In the event of termination of either executive’s employment by reason of death, the Company shall pay or provide severance to the executive’s estate as follows: (i) the Accrued Benefits, (ii) an amount equal to the executive’s target bonus for the fiscal year of termination, pro-rated through the date of termination and paid promptly following such termination and (iii) continuation of base salary and health benefits for a period of twelve (12) months in the case of Mr. Enloe and six (6) months in the case of Mr. Lake, from the effective date of termination.

Each Employment Agreement contains customary non-competition and non-solicitation covenants that continue for twelve (12) months following any cessation of the executive’s employment, as well as customary confidentiality, work-product and indemnification provisions.

The description of the Employment Agreements contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the respective Employment Agreement, a copy of each of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Employment Agreement between Recro Pharma, Inc. and David Enloe, dated December 15, 2020.

10.2	Employment Agreement between Recro Pharma, Inc. and Ryan Lake, dated December 15, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 21, 2020	RECRO PHARMA, INC.

	By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr.
President and Chief Executive Officer